Exhibit 99.1

Contact:	NEWS RELEASE
Alliance Data Julie Prozeller – Analysts/Investors FTI Consulting 212-850-5721 alliancedata@fticonsulting.com Shelley Whiddon – Media 214-494-3811 shelley.whiddon@alliancedata.com	Ohio University Amy McKee Ohio University Alumni Association 740-597-9081 mckeea@ohio.edu

ALLIANCE DATA ANNOUNCES NEW LONG-TERM AGREEMENT
WITH OHIO UNIVERSITY ALUMNI ASSOCIATION

Alliance Data Expands Into Higher Education Vertical; Will Provide Co-Brand Credit Card and Affinity Marketing Program to Alumni of Oldest University in Ohio

DALLAS – April 23, 2013 – Alliance Data Systems Corporation (NYSE: ADS), a leading provider of loyalty and marketing solutions derived from transaction-rich data, today announced its Retail Services business has signed a long-term agreement with The Ohio University Foundation/Ohio University Alumni Association to provide a co-brand credit card program for alumni of Ohio University, a public university in Athens, Ohio. Ranked by BusinessWeek, Forbes, Fortune, and others for its academic quality, Ohio University offers more than 250 areas of undergraduate study across five regional campuses and e-learning programs. The university grants masters and Ph.D. degrees in many of its major academic divisions, serving a total student population of more than 35,000 students and an alumni base of approximately 200,000.

Alliance Data will create and deliver a full suite of services to support the marketing-driven co-brand credit card program, designed to enhance the loyalty of Ohio University alumni cardholders by allowing them to earn points for dollars spent using the co-brand credit card. Cardholders can choose to redeem their points for a range of awards, including Ohio University-branded merchandise. The card also has a philanthropy component, as a percentage of every sale made on the card will automatically result in a contribution to The Ohio University Foundation in support of the Ohio University Alumni Association. In addition, Alliance Data will leverage its advanced analytics capabilities and card marketing expertise to promote the credit card to alumni through a number of channels, including direct mail, social media, the university’s existing alumni e-magazine Ohio Today Online, and alumni events. All co-brand credit card accounts will be offered to individuals who meet Alliance Data's traditional credit quality standards.

“We are very proud of our alumni organization; these active members continue to demonstrate their loyalty and commitment to Ohio University. In collaboration with Alliance Data, we will be able to build a program that helps to deepen the strong relationships we have with our alumni by offering a rewarding and valuable financial tool that also offers them a meaningful way to give back and stay connected with their alma mater,” said Jennifer Neubauer, executive director of Ohio University Alumni Association.

“Alliance Data is honored to partner with this respected educational institution,” said Melisa Miller, president of Alliance Data Retail Services. “Through our robust suite of card marketing services, we will help The Ohio University Alumni Association enhance its marketing efforts to deliver even greater value to alumni, and in turn, provide a solution geared toward increasing philanthropy and higher levels of engagement between alumni and this esteemed university. We are excited to parlay our expertise in delivering highly effective credit solutions in other verticals to the higher education arena, and we’re confident we can create a top-of-wallet product for these alumni cardholders.”

About Ohio University
Ohio University was chartered by the state of Ohio in 1804.  A state-assisted university with a total enrollment exceeding 35,000 students, the university also employs an estimated 4,500 full and part-time faculty and staff. Ohio University is a research university located on a 1,850-acre campus in Athens, Ohio, and across five regional campuses. It offers more than 250 areas of undergraduate study. Ohio University students have earned a number of prestigious national academic honors: The Chronicle of Higher Education has recognized Ohio University as one of the top producers of U.S. Fulbright Students by type of institution, with the highest number of recipients in the state as well as the Mid-American Conference in 2011-12. Learn more about Ohio University by visiting www.ohio.edu.

About Alliance Data Retail Services
Alliance Data Retail Services is one of the nation’s leading providers of branded credit card programs, with over 100 marketing-driven private label, co-brand and commercial programs in partnership with many of North America’s best-known brands. The business delivers upon its Know More. Sell More.® commitment by leveraging customer insight to drive sales for its client partners. Leveraging deep-rooted retail industry expertise, transaction-based customer data, and advanced analytics, Alliance Data Retail Services creates turnkey, multichannel credit programs designed to help its clients develop stronger, more profitable customer relationships. Alliance Data Retail Services is part of the Alliance Data family of companies. To learn more about Alliance Data Retail Services visit www.alliancedata.com.

About Alliance Data
Alliance Data® (NYSE: ADS) and its combined businesses is North America’s largest and most comprehensive provider of transaction-based, data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today’s most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and other emerging technologies. Headquartered in Dallas, Alliance Data and its three businesses employ approximately 11,000 associates at more than 70 locations worldwide.

Alliance Data consists of three businesses: Alliance Data Retail Services, a leading provider of marketing-driven credit solutions; Epsilon®, a leading provider of multichannel, data-driven technologies and marketing services; and LoyaltyOne®, which owns and operates the AIR MILES® Reward Program, Canada’s premier coalition loyalty program. For more information about the company, visit our website, www.alliancedata.com, or follow us on Twitter via @AllianceData.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements
This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "predict," "project," "would" and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management's beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise, except as required by law.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company's Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company's most recent Form 10-K.

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